EXHIBIT 99.1

Classover Terminates Equity Purchase Facility to Pivot from Digital Asset Treasury Strategy

•	Digital Asset Treasury Strategy no longer viewed by the Company accretive under current market conditions

•	Termination eliminates potential share dilution

•	Capital to be redirected toward AI and robotics initiatives

NEW YORK CITY, NY / ACCESS Newswire / March 2, 2026 / Classover Holdings Inc. (NASDAQ:KIDZ)(NASDAQ:KIDZW) (“Classover” or the “Company”), a leader in educational AI, today announced that its Board of Directors has unanimously approved the termination of its $400 million Equity Purchase Facility Agreement with Solana Strategic Holdings LLC, formally ending its Solana-focused digital asset treasury strategy. The Board determined that, under current market conditions, this approach no longer represents an accretive use of capital. By terminating the facility, Classover eliminates the potential for significant share dilution while creating flexibility for strategic capital deployment aligned with its core mission.

Classover is redirecting investment toward artificial intelligence and robotics—areas the Board identifies as primary drivers of long-term growth and shareholder value. The Company maintains a healthy balance sheet with no imminent liquidity needs, and has not sold its existing Solana holdings or staking yields. These positions will be evaluated over time and may be divested when conditions and capital priorities warrant, with proceeds reinvested into AI and robotics development.

"Today's decision reflects disciplined capital allocation and our commitment to concentrate resources where we see the greatest long-term opportunity," said Stephanie Luo, Chief Executive Officer of Classover. "The Board believes focused investment in AI, AI agents, and robotics aligns more directly with our mission and positions us to capture the next wave of educational technology innovation."

About Classover

Classover Holdings Inc. (NASDAQ:KIDZ) is a technology-driven education company dedicated to developing next-generation learning solutions powered by artificial intelligence, AI agents, and robotics. By concentrating its capital and strategic resources on core innovation, the Company aims to redefine educational experiences and improve learning outcomes globally. Classover is committed to expanding access through scalable, intelligent technologies designed to drive long-term growth and sustainable shareholder value.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Classover’s current beliefs, expectations and assumptions regarding the future of Classover’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Classover’s control including, but not limited to: Classover’s ability to execute its business model, including obtaining market acceptance of its products and services; the risk that the price of SOL, which has historically been subject to dramatic price fluctuations and is highly volatile, could fall substantially negatively impacting Classover’s financial condition and results of operations; Classover’s financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder; Classover’s ability to maintain the listing of its securities on Nasdaq; changes in Classover’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans; Classover’s ability to attract and retain a large number of customers; Classover’s future capital requirements and sources and uses of cash; Classover’s ability to attract and retain key personnel; Classover’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others; changes in applicable laws or regulations; and the possibility that Classover may be adversely affected by other economic, business, and/or competitive factors. These risks and uncertainties also include those risks and uncertainties indicated in Classover’s filings with the SEC. Classover’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by Classover in this press release is based only on information currently available to Classover and speaks only as of the date on which it is made. Classover undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts

Classover Holdings Inc.

ir@classover.com

800-345-9588

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